CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference in the Statement of Additional Information dated January 28, 2011 (“SAI”) of AIM Sector Funds (Invesco Sector Funds) (the “Registrant”) included in this Post-Effective Amendment No. 68 to Registration Statement No. 002-85905 on Form N-1A of the Registrant to our report dated November 24, 2009 relating to the financial statements of Morgan Stanley Value Fund, which reference appears in the audited financial statements dated September 30, 2010 of Invesco Value Fund that are incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.
We also consent to the references to us as “the auditor to the predecessor fund” under the caption “Financial Highlights” in the Prospectus dated January 28, 2011, and the reference to us as “the predecessor fund’s auditor” (only with respect to the Morgan Stanley Value Fund) under the caption “Independent Registered Public Accounting Firm” in the SAI, which are part of such Registration Statement.
/s/ Deloitte & Touche LLP
New York, New York
January 25, 2011